Exhibit 10.1

DCA100-01-C-3001

Indemnification Contract

Iridium Satellite LLC (“IS”) The Boeing Company (“Boeing”), Motorola, Inc. (“Motorola”) and the United States (“the Government”) make this contract to support the transfer of ownership and control of the Iridium Communications System (hereafter “ICS”). As used in this contract, the “Iridium Communications System” or “ICS” shall mean the complete integrated satellite-based digitally switched communications system originally deployed by Motorola, including some non-functioning satellites (i.e., those listed in Annex A) or components thereof in orbit. For purposes of this contract, the ICS does not include and shall in no event be interpreted to include (a) any subscriber equipment (b) activities of the Satellite Network Operation Center (SNOC) except those that are directly related to the operation, maintenance or de-orbit of satellites or (c) operations of the government’s gateway under contract DCA100-97-D-0001.

WHEREAS IS has submitted a bid to the Bankruptcy Court for the Southern District of New York to acquire assets of Iridium LLC, and intends to contract with Boeing to serve as operator of the system; and IS, as the successor owner, and Boeing, as the successor operator, will continue to operate ICS, which will provide important communications services to the Government, as well as communications services to commercial users; and

WHEREAS if this proposed transfer does not occur, Motorola intends to de-orbit ICS satellites immediately, a risk covered by insurance that will not continue after transfer of Iridium to IS; and Motorola will agree to support the transfer to IS only if the Government agrees to indemnify Motorola against certain risks arising from continued operation of ICS, and from the de-orbit of any or all, or any part, of the ICS satellites in the constellation after the transfer; and

WHEREAS IS will obtain Satellite Liability Insurance (in substantially the same form as the copy attached hereto) naming IS, Boeing, Motorola and the Government as insureds and IS warrants that this policy represents the maximum insurance coverage available; and

WHEREAS Motorola will obtain Aviation Products-Completed Operations Liability Insurance (in substantially the same form as the copy attached hereto); and

WHEREAS Boeing has an Aviation and Space Liability insurance policy (Certificate of insurance coverage attached hereto); and

WHEREAS, subject to the execution of this contract, Motorola will agree to support the transfer of assets of ICS to IS, and IS, under a contract with Boeing, intends to operate ICS and to provide service to the Government under a separate contract the terms of which are to be negotiated; and

WHEREAS Boeing, under an agreement with Motorola that has been executed and placed into escrow (copy attached), has agreed, in certain situations as defined in the agreement, to be responsible for third party liability and to indemnify Motorola, to the extent that the liability arises from Boeing’s failure to properly perform its obligations under its contract with Iridium Constellation LLC, a subsidiary of IS, for operation of the ICS; and

WHEREAS the Government has determined that this contract will facilitate the national defense.

NOW THEREFORE, the parties agree as follows:

1.

IS agrees to maintain satellite liability insurance at the maximum commercially available limits, but in no case less than the coverage represented in the attached policy, and, unless otherwise agreed to by the Government, with the same terms and conditions as the attached Satellite Liability Insurance policy, naming Motorola and the Government as additional insureds, until all ICS satellites (i.e., space vehicles as listed in Annex A) or any parts thereof have come to rest on the earth’s surface.

2.

Boeing agrees to maintain its Aviation and Space Liability insurance policy for as long as it is the operator of ICS for IS. Boeing also agrees that while it is the operator of the ICS for IS it will ensure that the insurance listed in paragraph 1., above is maintained by IS and, if for any reason its efforts are unsuccessful, Boeing agrees to pay the insurance premiums on behalf of IS.

3.

The Government may, in its sole discretion, require IS and Boeing, or either of them, to immediately de-orbit the satellites at no expense to the Government in the event of any of the following:

a.

IS’s failure to pay insurance premium,

b.

IS’s bankruptcy,

c.

sale or transfer of IS or any major asset in the ICS,’

d.

IS fails to maintain insurance as required in paragraph 1. above,

e.

IS changes the operator of the system from Boeing,

f.

IS fails to make a notification required by paragraph 4 below,

g.

any time after eight years and six months after the effective date of this contract. Provided, however, the Government may consider a request by IS to postpone exercise of this right. Any postponement must be based on (i) a determination that the satellites that are requested to remain in orbit are unlikely to become uncontrollable during the postponement period, and (ii) a determination that IS has paid for and Motorola has acquired and will maintain Aviation Products-Completed Liability Insurance as provided under paragraph 5.(c)(1) of this contract (even if for a period beyond ten years from the effective date of this contract), or

h.

the Government may require the de-orbit of any individual functioning satellite that has been on orbit for more than seven (7) years. Provided, however, the Government may consider a request by IS to postpone exercise of this right. Any such request must be accompanied by a written engineering opinion by Boeing, or the then authorized operator, that (i) the satellite’s attitude control systems remain in good working order, (ii) the amount of fuel remaining is sufficient to maintain attitude control under normal working circumstances for at least one year and to complete de-orbit maneuvers; and (iii) the satellite has sufficient mission and system communication capability to enable the satellite to function within the ICS. IS and Boeing agree to notify the Government in writing of any material change in facts that would impact the conclusions of the opinion. Any postponement must (i) be based on a determination that the satellite that is requested to remain in orbit is unlikely to become uncontrollable during the postponement period, (ii) a determination that IS has paid for and Motorola has acquired and will maintain Aviation Products-Completed Liability Insurance as provided under paragraph 5.(c)(1) of this contract (even if for a period beyond ten years from the effective date of this contract), and (iii) contain a date certain when the satellite will be de-orbited, or reconsidered for postponement under this subsection.

4.

IS agrees to notify the Government immediately of any filing for bankruptcy. IS also agrees to notify the Government no later than sixty (60) days before the sale or transfer of the company or of any major asset in the ICS. IS and Boeing agree to notify the Government as soon as they become aware that there is likely to be a change in the operator of ICS. Unless approved by the Government contracting officer, IS agrees that Boeing shall not be replaced as the operator until at least 60 days after IS notifies the Government of the proposed change. IS agrees to notify the Government at least ten (10) days prior to any action to de-orbit any satellite listed in Annex A. IS agrees to notify the Government ten days before a satellite is expected to return to earth and, in addition, no later that ten (10) days after a satellite comes to rest on the surface of the earth. It is understood that the notifications that a satellite is expected to return to earth and that a satellite has come to rest on the surface of the earth will require information from the U.S. Space. Command. Failure to make any notification required by this paragraph is a material breach of this contract except for delays caused by (i) acts of God; (ii) war or armed hostilities; (iii) government acts, or failure of the government to act, (iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown, or interruption of work; or (vi) any other cause to the extent such cause is beyond the reasonable control of IS or Boeing.

5.

After a determination by the contracting officer that the insurance documents and the Agreement between Motorola and Boeing referred to in this contract have been executed, and are in effect, in substantially the same form as the documents attached, the Government agrees to indemnify Motorola as provided in the following clause:

Indemnification Under Public Law 85-804
FAR 52.250-1 (APR 1984) (Modified)

(a)

Motorola’s “principal officials,” as used in this clause, means directors, officers, managers, superintendents, or other representatives supervising or directing all or substantially all of Motorola’s business.

(b)

Under Public Law 85-804 (50 USC 1431-1435) and Executive Order 10789, as amended, the Government shall, regardless of the cause of the claim, loss or damage, except as otherwise provided in the other paragraphs of this clause, indemnify Motorola against -

(1)

Claims, including reasonable expenses of litigation or settlement by third persons (including employees of Motorola) for death; personal injury; or loss of, damage to, or loss of use of property;

(2)

Loss of, damage to, or loss of use of Motorola property, excluding loss of profit; and

(3)

Loss of, damage to, or loss of use of Government property, excluding loss of profit.

(c)

This indemnification applies only to the extent that the claim, loss, or damage (1) arises out of or results from a risk defined in this contract as unusually hazardous and (2) for which Motorola is not compensated for by insurance, by Boeing, or otherwise. Any such claim, loss, or damage, to the extent that it is within the deductible amounts of insurance held by Motorola, IS or Boeing, is not covered by this clause or contract.

(1)

Motorola agrees to acquire and maintain on commercially reasonable terms and conditions Aviation Products-Completed

Operations Liability Insurance (“Insurance”) until all satellites listed in Annex A have come to rest on the earth’s surface or for a period of ten (10) years from the effective date of this contract, whichever comes sooner.

(2)

If the agency head, or authorized designee, determines that insurance (a) is not available on commercially reasonable terms and conditions or (b) the existing level of insurance cannot be maintained on commercially reasonable terms and conditions, the Government’s indemnification under this clause shall cover the amount that would otherwise have been paid by insurance. Motorola shall submit documentation to the contracting officer of Motorola’s good faith efforts and its inability to acquire or maintain insurance on commercially reasonable terms. In making this determination, the agency head will consider documentation submitted by Motorola and may consider information available from other sources.

(3)

If this insurance is not maintained as required in paragraphs (1) and (2) above, the Government’s obligation to indemnify does not apply for any claims, losses or damages, or portions thereof, up to the limits of the insurance policy that was not so maintained. The granting, or exercise by the Government, of the rights in paragraph (h) below shall not be considered a failure of Motorola’s obligation to maintain insurance.

(d)

When the claim, loss, or damage is caused by willful misconduct or lack of good faith on the part of any of Motorola’s principal officials, Motorola shall not be indemnified for -

(1)

Government claims against Motorola (other than those arising through subrogation); or

(2)

Loss or damage affecting Motorola’s property.

(e)

This contract shall not apply to any actions or inactions of Motorola under Contract No. DCA100-97-D-0001.

(f)

The rights and obligations of the parties under this contract shall survive its termination, expiration, or completion. The Government shall make no payment under this clause unless the agency head determines that the amount is just and reasonable. Amounts that Motorola is obligated to pay pursuant to final court judgments that result from a claim for which Motorola has complied with (g) below, settlements entered into by the Government, and settlements that have been approved by the Government contracting officer shall be determined to be just and reasonable. The Government may pay Motorola, or may directly pay parties to whom Motorola may be liable.

(g)

Motorola shall -

(1)

Promptly notify the Contracting officer of any claim or action against, or any loss by, Motorola that may reasonably be expected to involve indemnification under this clause;

(2)

Immediately furnish to the Government copies of all pertinent papers Motorola receives;

(3)

Furnish evidence or proof of any claim, loss, or damage covered by this clause in the manner and form the Government requires; and

(4)

Comply with the Government’s directions and execute any authorization required in connection with settlement or defense of claims or actions

(h)

The Government may direct, control or assist in settling or defending any claim or action that may involve indemnification under this clause.

6.

For purposes of indemnification, “Unusually hazardous risks” is any risk resulting from contact,

regardless of cause, with any or all, or any part, of the ICS satellites listed in Annex A.

7.

Conditions on indemnification.

(a)

Non-functioning satellites. Notwithstanding any other provision of this contract, as to each respective non-functioning satellite or part thereof, the “unusually hazardous risks” end when the satellite or part thereof comes to rest on the surface of the earth. Indemnification does not apply to amounts that Motorola is obligated to pay as a result of any ownership interest in IS. In addition, and subject to the exception in the next sentence, indemnification does not apply to damages caused by actions of Motorola after the effective date of this contract. Indemnification does apply to non-negligent actions of Motorola in fulfilling its responsibilities as an FCC licensee for the ICS but only if they are taken within six months after the effective date of this contract, or such longer period so long as Motorola has not withdrawn its request to transfer FCC licenses for the ICS or reentered the commercial low earth orbit satellite system operation business.

(b)

Functioning Satellites. Notwithstanding any other provision of this contract, as to each respective functioning satellite or part thereof, the “unusually hazardous risks” end when the satellite or part thereof comes to rest on the surface of the earth. Indemnification does not apply to amounts that Motorola is obligated to pay as a result of any ownership interest in IS. In addition, and subject to the exception in the next sentence, indemnification does not apply to damages caused by actions of Motorola after the effective date of this contract. Indemnification does apply to non-negligent actions of Motorola in fulfilling its responsibilities as an FCC licensee for the ICS but only if they are taken within six months after the effective date of this contract, or such longer period so long as Motorola has not withdrawn its request to transfer FCC licenses for the ICS or reentered the commercial low earth orbit satellite system operation business.

(c)

Satellites to be launched. Indemnification applies to the satellites to be launched as listed in Annex A when the satellite reaches orbit but only if they are launched prior to January 1, 2003. Notwithstanding any other provision of this contract, as to each respective satellite to be launched, the “unusually hazardous risks” (i) do not include risks associated with launch or with launch equipment and (ii) end when the satellite, or part thereof, comes to rest on the surface of the earth.

8.

The following FAR clauses are incorporated herein by reference as though set forth in complete text:

52.203-5 Covenant Against Contingent Fees (Apr 1984)
52.222-26 Equal Opportunity (Feb 1999)
52.232-23 Assignment of Claims (Jan 1986)

Audit and Access to Records Clause.

(a)

The Comptroller General of the United States or any of his duly authorized representatives shall, until the expiration of three years after final payment, have access to and the right to examine any books, documents, papers and records of the contractor, or any of its subcontractors engaged in performance of this agreement, that directly pertain to the incurrence of costs for which contractor seeks indemnification under this agreement. This shall constitute the government’s exclusive audit authority related to this agreement.

(b)

In conjunction with billing the government for any costs other than those presumed to be just and reasonable under Paragraph 5(f), such as defense costs and expenses, the contractor shall provide the Agency Head or his duly authorized representative directly pertinent, non-privileged documents supporting a determination that those costs are just and reasonable.

10.

Effective Date. The effective date of this contract is the date of signature by the Government Contracting Officer.

  /s/ Dan Colussy
Iridium Satellite LLC

  /s/ Stephanie Hiel
The Boeing Company

  /s/ T.W. Schaffner
Motorola, Inc.

  /s/

December 5, 2000
Contracting Officer

Effective Date
For United States of America

Attachments:

Insurance policies

Annex A (List of Satellites)